Ulano Web Design
836 45th St. Brooklyn NY, 11220
Tel: 845-738-1142

Website Design Contract

Contact Name: Gavriel Bolotin

Phone/Fax: 206-203-4653

Company/Client: Plesk Corp.

Address: 4014 14th Ave. Brooklyn NY, 11218

E-mail address: info@pleskcorp.com

Present WWW URL: www.pleskcorp.com

1. Authorization. The above-named client is engaging Ulano Web Design, located at 836 45th St. Brooklyn NY, 11220, as an independent contractor for the development and maintenance of an ecommerce website.

2. Standard Website Package Elements. Ulano Web Design includes the following elements in their Standard Website Packages:

- **E-mail/phone consultation** - Up to 2 hours. Additional consultation is at the client's expense. Incoming / Outgoing Cell phone charges will then apply.
- **Words of text** supplied by the client, approximately 200 words per page maximum if not supplied either on disk or in electronic format. Text of more than 1,200 words may be subject to additional fees, especially if they require a great deal of formatting.
- **Custom Graphics Package**. Overall graphic design displayed throughout the website, including graphics on all pages (custom graphic incorporating company logo). The layout / flow of the website, links etc.
- **Photos and other misc. graphic images -** supplied by client

3. Standard Website Packages. The content of the web pages will be supplied by the client and executed as specified by the Client.

4. Maintenance. This agreement includes full web page maintenance over a 2 year period, including updating links and making changes to all pages.

5. Completion Date. Ulano Web Design and the client must work together to complete the website in a timely manner. We agree to work expeditiously to complete the website no later than May 1st 2011.

6. Payment of Fees. Fees to Ulano Web Design are due and payable (provided the client has earned revenues) on the following schedule: Fees will be paid in 4 installments. First payment of $5,000 after 12 months of website launch (May 1st 2012), second payment of $5,000 after

3 months (Aug 1st 2012), third payment of $5,000 after 3 months (Nov 1st 2012), fourth payment after 3 months (Feb 1st 2013). Total amount for website design and maintenance will be $20,000.

7. Waver of Fees. Ulano Web Design hereby waver any fees owed by client if client's company has not generated any revenues. Client will need to prove they have not generated revenues by providing a ledger from client's accountant.

The undersigned agrees to the terms of this agreement on behalf of his or her organization or business.

On behalf of the client (authorized signature):

G. Bolotin, Plesk corp Date Nov 20, 2010

On behalf of Ulano Web Design (authorized signature)

[signature] Date NOV.20.2010